Exhibit 99.2

Investor Update	Issue Date: January 23, 2018

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the preliminary financial and operational outlook for the Company for first-quarter 2018.

First-Quarter 2018 Outlook	Estimated 1Q 2018
Consolidated Capacity Year-Over-Year Change Higher/(Lower)	3.5%	—	4.5%

Pre-Tax Margin, as adjusted[1]	~0.0%

Revenue
Consolidated PRASM (¢/ASM)	12.00	—	12.24
Year-Over-Year Change Higher/(Lower)	0.0%	—	2.0%
Cargo and Other Revenue ($M)	1,300	—	1,400

Non-Fuel Operating Expense
Consolidated CASM Excluding Third-Party Business Expenses, Fuel & Profit Sharing [1] (¢/ASM)	10.77	—	10.88
Year-Over-Year Change Higher/(Lower)	0.0%	—	1.0%
Third-Party Business Expenses[2] ($M)	45	—	55
Aircraft Rent ($M)	125	—	130
Depreciation and Amortization ($M)	535	—	540
Profit Sharing ($M)	~0

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)	925	—	935
Consolidated Average Aircraft Fuel Price per Gallon [3]	~2.11

Non-Operating Expense ($M)	110	—	140

Effective Income Tax Rate	22%	—	24%

Diluted Share Count[4] (M)	288

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expenses is recorded in other revenue
3.	Fuel price including taxes and fees. This price per gallon corresponds to fuel expense as reported in the income statement
4.	Does not include an assumption related to future share repurchases. Diluted share count is approximately equal to basic share count

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Profit Sharing: Based on profit sharing plans in current labor agreements, the Company expects to pay:

•	Approximately 7.5% of total adjusted earnings up to a 6.9% adjusted pre-tax margin
•	Approximately 13.2% for any adjusted earnings above a 6.9% adjusted pre-tax margin
•	Approximately 1.7% for any adjusted earnings above the prior year’s adjusted pre-tax earnings

Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special charges, profit sharing expense and share-based compensation program expense. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $19 million through the first quarter of 2018.

Taxes: On December 22, 2017, the Tax Cuts and Jobs Act was signed into federal law, which, among other changes, reduces the federal corporate tax rate to 21%. The tax rate change will reduce the Company’s federal income tax liability in future years beginning with 2018. The Company expects a tax rate of approximately 22% to 24% for the full year of 2018. The Company’s net operating loss carryforwards are expected to offset taxable income and no material cash taxes are expected to be paid in 2018.

First-Quarter Capacity

	Estimated 1Q 2018 Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Domestic	5.5%	—	6.5%
International	1.5%	—	2.5%
Total Consolidated Capacity	3.5%	—	4.5%

Fleet Plan

As of January 23, 2018, the Company’s fleet plan was as follows:

	YE 2017	YE 2018	FY Δ
B777-200/300	88	92	4
B787-8/9/10	33	40	7
B767-300/400	51	54	3
B757-200/300	77	77	—
B737 MAX 9	—	10	10
B737-700/800/900	329	329	—
A319/A320	166	166	—

Total Mainline Aircraft	744	768	24

	YE 2017	YE 2018	FY Δ
Q200	7	—	(7)
Embraer ERJ 135	3	—	(3)
Embraer ERJ 145	168	169	1
CRJ200	85	125	40
CRJ700	65	64	(1)
Embraer 170	38	38	—
Embraer E175	152	153	1

Total Regional Aircraft	518	549	31

Fleet: The Company is expected to add three used Boeing 767-300ER aircraft to its fleet in the second half of 2018.

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GAAP to Non-GAAP Reconciliations

UAL is providing guidance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including pre-tax margin, as adjusted and cost per available seat mile (“CASM”), as adjusted. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel and special charges. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis.

Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis.

UAL believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

Consolidated Unit Cost (¢/ASM)	Estimated 1Q 2018
Consolidated CASM Excluding Special Charges (a)	14.00	—	14.24
Less: Third-Party Business Expense	0.08	—	0.10
Less: Fuel Expense (b)	3.15	—	3.26

Consolidated CASM Excluding Special Charges, Third-Party Business Expenses & Fuel	10.77	—	10.88
Less: Profit Sharing Expense	0.00	—	0.00

Consolidated CASM Excluding Special Charges, Third-Party Business Expenses, Fuel & Profit Sharing	10.77	—	10.88

(a) Excludes special charges. While the Company anticipates that it will record such special charges throughout the year, at this time the Company is unable to provide an estimate of these charges.

(b) Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

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